UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2016

MANNING & NAPIER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35355	45-2609100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Woodcliff Drive, Fairport, New York 14450

(Address of principal executive offices and zip code)

(585) 325-6880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Manning & Napier, Inc. (the “Company”) has announced that the Company’s Board of Directors (the “Board”), effective July 26, 2016, appointed Beth Galusha to serve as the Company’s Principal Financial Officer.

Ms. Galusha has over 30 years of experience in the financial services industry and began her career as a certified public accountant at Price Waterhouse from 1983 to 1987. She then joined Manning & Napier as the Controller and Chief Financial Officer of the Manning & Napier Fund, Inc. Ms. Galusha served as the Chief Financial Officer of Manning & Napier Advisors, LLC (“MNA”) from 1994 until August of 2011. She is currently the Treasurer of MNA and has executive officer and director positions at certain other of the Company’s affiliates. Ms. Galusha, age 55, earned a Bachelor’s degree from the University of Akron in 1983. In connection with her new position, Ms. Galusha will receive a year-end bonus of $200,000 in addition to her annual salary, which has not changed.

There is no arrangement or understanding between Ms. Galusha and any other person pursuant to which Ms. Galusha was selected as an executive officer. Ms. Galusha does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or an executive officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manning & Napier, Inc.

Date: July 27, 2016	By:	/s/ Richard B. Yates
	Name:	Richard B. Yates
	Title:	Corporate Secretary